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                                                             Exhibit 8(e)(i)(B)

                   AMENDMENT TO THE PARTICIPATION AGREEMENT

THIS AMENDMENT, effective as of December 15, 2017, amends the Participation Agreement, date March 23,2012, among The Variable Annuity Life Insurance Company, American Beacon Advisors, Inc., and American Beacon Funds, acting solely on behalf of each of its series, severally and not jointly, listed on Schedule C thereto as such schedule may be amended from time to time ("Agreement").

WHEREAS, the parties to the Agreement desire to amend the Agreement due to a fund reorganization.

NOW, THEREFORE, in consideration of the above premises, the parties hereto agree as follows:

    1. Schedule C of the Agreement is hereby deleted in its entirety and replaced with Schedule C attached hereto.

    2. Terms used, but not otherwise defined herein, shall have the meaning set forth in the Agreement.

    3. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect pursuant to the terms thereof.

IN WITNESS WHEREOF, the parties below have caused this Amendment to be executed by their duly authorized officers effective as of the day and year first written above.

                 [Remainder of page intentionally left blank.]

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THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

By:    /s/ Thomas M. Ward
       -------------------------------
       Authorized Signatory
Name and Title: Thomas M. Ward, Vice President
Date: 3-19-2018

AMERICAN BEACON ADVISORS, INC.                               APPROVED
                                                     AS TO CONTRACT COMPLIANCE
                                                           LAW SERVICES
                                                     CONTROL NO.
By:  /s/ Brian E. Brett                              DATE 3-16-2018
     -------------------------------                 SIGNED
     Authorized Signatory
Name and Title: BRIAN E. BRETT VP Sales
Date: 3/22/18

AMERICAN BEACON FUNDS, acting solely on behalf of EACH OF ITS SERIES LISTED ON SCHEDULE C, severally and not jointly

By:    /s/ Jeff Ringdahl
       -------------------------------
       Authorized Signatory
Name and Title: President, Jeff Ringdahl
Date: 3/22/18

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                                  Schedule C

                                    Series

American Beacon Funds - American Beacon Bridgeway Large Cap Growth Fund, Investor Class Shares

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